CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "General Information - Independent Auditors" and to the incorporation by reference of our report dated February 7, 2000 in this Registration Statement (Form N-1A Nos. 33-15253 and 811-5221) of Seligman Portfolios, Inc.

                                                 ERNST & YOUNG LLP


New York, New York
April 25, 2000


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